UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016 (February 19, 2016)

SEQUENTIAL BRANDS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37656	47-4452789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street

New York, New York 10001

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant's telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities.

Pursuant to the Agreement and Plan of Merger (the “Galaxy Merger Agreement”), dated as of June 24, 2014, among our wholly-owned subsidiary and predecessor, SQBG, Inc. (“Old Sequential”), certain of its wholly-owned subsidiaries, Galaxy Brand Holdings, Inc. (“Galaxy”), Carlyle Equity Opportunity GP, L.P. as the representative of the Galaxy stockholders and optionholders and, for the limited purposes specified therein, Carlyle Galaxy Holdings, L.P, which acquisition was consummated on August 15, 2014, of the 13,750,000 shares of common stock issuable as part of the consideration set forth in the Galaxy Merger Agreement, 1,375,000 shares were held back (the “Hold Back Shares”) for eighteen (18) months (the “Indemnity Period”). The terms and conditions of the Galaxy Merger Agreement are described in greater detail in Old Sequential’s (File No. 001-36082) Current Report on Form 8-K, filed with the SEC on June 25, 2014, as amended.

On February 19, 2016, upon expiration of the Indemnity Period, Sequential Brands Group, Inc. (the “Company”) issued the Hold Back Shares to the former Galaxy stockholders and optionholders in fulfillment of the requirements of the Galaxy Merger Agreement. The Hold Back Shares have been accounted for in the Company’s previously disclosed diluted share count during 2015. The Hold Back Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The recipients of the Hold Back Shares acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Gary Klein
Name: Title:	Gary Klein Chief Financial Officer

Dated: February 25, 2016